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                                                                    Exhibit 23.2


                                                                 [ANDERSEN LOGO]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 14, 2001, included in CNH Global N.V.'s Form 20-F for the year ended December 31, 2000 and our report dated January 24, 2000 included in CNH Global N.V.'s Form 20-F for the year ended December 31, 1999, and all references to our firm included in this registration statement.


/S/ ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin
May 30, 2002